Exhibit 10.38

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EXCLUSIVE LICENSE AGREEMENT

THIS AGREEMENT is made and entered into on April 23, 2021 (hereinafter “EFFECTIVE DATE”) by and between H. Lee Moffitt Cancer Center and Research Institute, Inc. a non-profit Florida corporation organized pursuant to Section 1004.43, Florida Statutes, whose address is 12902 Magnolia Drive Tampa, Florida 33612 (hereinafter “MOFFITT”) and TUHURA Biopharma Inc., a corporation duly organized under the laws of Delaware, United Slates whose address is 2030 8th Ave, Suite 3903, Seattle, WA 98121 (hereinafter “LICENSEE”).

WHEREAS, The Internal Revenue Service has determined that MOFFITT is exempt from Federal income tax under Internal Revenue Code Section 501(a) as an organization described in Code Section 501(c)(3) and classified it as a public charity under Code Section 509(a)(1) as a publicly supported organization described in Code Section 170(b)(1)(A)(vi);

WHEREAS, in the course of research conducted at MOFFITT, Drs. Paulo Rodriguez and James Bianco have produced an invention entitled “Delta Opioid Receptor Antagonist Reprogram Immunosuppressive Microenvironment to Boost Immunotherapy” (MOFFITT ID No. [***]). For MOFFITT ID No. [***], Paulo Rodriguez has assigned to MOFFITT, and James Bianco has assigned to LICENSEE, all of such person’s right, title and interest in and to such invention;

WHEREAS, MOFFITT wishes to have the inventions claimed in the LICENSED TECHNOLOGIES and any resulting patents commercialized to benefit the public good;

WHEREAS, LICENSEE is experienced in developing and commercializing products similar to the LICENSED TECHNOLOGY and shall act diligently to develop and commercialize the LICENSED TECHNOLOGY for public use throughout the LICENSED TERRITORY (as defined below); and

WHEREAS, MOFFITT is willing to grant a license to its rights in the LICENSED TECHNOLOGIES to LICENSEE and LICENSEE desires to receive a license to the LICENSED TECHNOLOGIES, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein made and exchanged, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MOFFITT and LICENSEE agree as follows:

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ARTICLE 1 INCORPORATION OF RECITALS AND DEFINITIONS

1.1. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct Unless specifically set forth to the contrary in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.2. “AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE or MOFFITT. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

1.3 “CHANGE OF CONTROL” shall mean:

(i) any consolidation, merger, combination, reorganization or other transaction in which LICENSEE is not the surviving entity other than a transaction, the principal purpose of which is to effect a change in domicile or the form of entity of LICENSEE;

(ii) the shares of stock of LICENSEE constituting in excess of fifty percent (50%) of the voting power of LICENSEE are exchanged for or changed into other stock or securities, cash, and/or other property other than in the context of a financial transaction; or

(iii) a sale or other disposition of all or substantially all of the assets of the LICENSEE, or the permitted assignment of this Agreement pursuant to Section 16.6.

1.4. “CONFIDENTIAL INFORMATION” shall mean all information disclosed by one party to the other during the negotiation of or under this Agreement in any manner, whether orally, visually or in tangible form, that relates to LICENSED TECHNOLOGIES, LICENSED INFORMATION or the Agreement itself, unless such information is subject to an exception described in Section 7.2. CONFIDENTIAL INFORMATION shall include, without limitation, the following, whether or not patentable: materials, know-how and data (whether technical or non-technical), trade secrets, inventions, methods and processes. MOFFITT CONFIDENTIAL INFORMATION may include certain confidential information of other third-parties that is obtained by Moffitt in accordance with one or more agreements between MOFFITT and the applicable third party.

1.5. “EARNED ROYALTY” is defined in Section 5.1.

1.6. “EFFECTIVE DATE” is defined in the introductory paragraph of this Agreement.

1.7. “FIELD” shall mean human therapeutics, diagnostics, and imaging agents utilizing the LICENSED TECHNOLOGY.

1.8. “LICENSED INFORMATION” shall mean all inventions, concepts, processes, information, data, confidential and trade secret information, know-how and the like that are known by MOFFITT during the TERM of this Agreement and as to which MOFFITT has the right to disclose to LICENSEE, not claimed in a patent or patent application, and necessary for the use, manufacture or sale of LICENSED TECHNOLOGY.

1.9. “LICENSED TECHNOLOGY” or “LICENSED TECHNOLOGIES” shall mean process, product, machine, manufacture, composition of matter, apparatus, kit, or any part thereof, which incorporate, utilize, or are claimed in (i) any patent application and patent listed in Appendix A, which is incorporated into this Agreement; (ii) any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent applications are directed to subject matter specifically described in the patents and patent applications listed in (i) and any

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patents that issue therefrom; (iii) any reissues, re-examinations, extensions or substitutions of the patents listed in (i) or (ii); and (iv) the relevant international equivalents of any of the foregoing; LICENSED TECHNOLOGIES further means process, product, machine, manufacture, composition of matter, apparatus, kit, or any part thereof, which incorporates, utilizes, or is derived from the LICENSED INFORMATION. LICENSED TECHNOLOGY IMPROVEMENTS patents and patent applications shall be incorporated into this Agreement and automatically added to Appendix A.

1.10. “LICENSED TECHNOLOGY IMPROVEMENTS” shall mean a process, product, machine, manufacture and method thereof, compound, composition of matter, method of treatment, apparatus, kit, or any part thereof, including formulations, chemical analogues, diagnostics, and dosing and scheduling protocols, which:

(i) are modifications enhancements, derivative works of, or improvements to the LICENSED TECHNOLOGY; and

(ii) are conceived by inventors named in the LICENSED PATENTS who are employees of MOFFITT, or any employee, staff, or agent of LICENSEE; and

(iii) are conceived while this Agreement is in effect; and

(iv) incorporate, utilize, or are claimed in (i) any patent application or patent listed in Appendix A, which is incorporated into this Agreement; (ii) any and all continuations, divisionals, and continuations-in-part, to the extent the claims of any inventions disclosed in such patent applications are directed to subject matter specifically described in the patents and patent applications listed in (i) and any patents that issue therefrom; (iii) any reissues, re-examinations, extensions or substitutions of the patents listed in (i) or (ii); and (iv) the relevant international equivalents of any of the foregoing.

1.11. “FIRST SALE” shall mean the first sale, lease, transfer, practice, or disposition to a third party that results in NET SALES of any LICENSED TECHNOLOGIES in any country.

1.12. “IND” shall mean an investigational new drug application filed with the United States Food and Drug Administration prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

1.13. “INSOLVENT” shall mean that LICENSEE (i) has ceased to pay its debts in the ordinary course of business, (ii)) has commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any Federal, state or other law for the relief of debtors.

1.14. “LICENSE” refers to the license granted under Sections 2.1. 1.15.

1.15. “LICENSED TERRITORY” shall mean the entire world.

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1.16. “NDA” shall mean a new drug application filed with the United States Food and Drug Administration to obtain marketing approval for a LICENSED TECHNOLOGY in the United States or any comparable application filed with the United States Food and Drug Administration, including a Biologics License Application (BLA), or any comparable application filed with a regulatory authority in or for a country or group of countries other than the United States.

1.17. “NET SALES” shall mean the gross payments received for sales of LICENSED TECHNOLOGIES by LICENSEE or its AFFILIATES or SUBLICENSEES to third parties less the following deductions from such gross amounts to the extent attributable to such LICENSED TECHNOLOGIES and to the extent actually incurred, allowed, accrued or specifically allocated:

(i) trade, cash and quantity discounts actually given, credits, refunds, price adjustments or allowances actually granted customers for damaged LICENSED TECHNOLOGIES, returns or rejections of LICENSED TECHNOLOGIES, provided, however, that deductions taken for bad debt shall not exceed in aggregate [***] percent ([***]%) of gross sales of LICENSED TECHNOLOGIES during the calendar quarter;

(ii) reasonable and customary freight, shipping, and other transportation charges directly related to the sale of the LICENSED TECHNOLOGIES separately stated on the invoice to the third party; and

(iii) sales taxes, value added taxes, excise taxes, tariffs and duties, and other taxes and government charges directly related to the sale, to the extent that such items are included in the gross invoice price of the LICENSED TECHNOLOGIES and actually borne by LICENSEE or its AFFILIATES, SUBLICENSEES or distributors without reimbursement from any third party (but not including taxes assessed against the income derived from such sale); all as determined in accordance with U.S. GAAP on a basis consistent with LICENSEE’s annual audited financial statements.

(iv) Notwithstanding any provision in this Agreement to the contrary, NET SALES shall not include the gross invoice price for LICENSED TECHNOLOGIES used by, sold to, or leased to, any AFFILIATE or SUBLICENSEE unless such AFFILIATE or SUBLICENSEE is an end-user of any LICENSED TECHNOLOGIES, in which case such NET SALES shall be calculated using the average gross invoice price received from third parties who are not AFFILIATES or SUBLICENSEES during the same quarter. In the event that LICENSED TECHNOLOGIES are leased or exchanged for consideration other than money, the gross invoice price shall be the average gross invoice price received from third parties during the same quarter.

(v) The Parties agree that none of: (x) the use of LICENSED TECHNOLOGIES in a preclinical or clinical trial, or (y) use of LICENSED TECHNOLOGIES as free marketing samples or (z) the transfer of LICENSED TECHNOLOGIES by LICENSEE and/or its AFFILIATES to a third party in connection with donations for charitable, compassionate use or expanded access program purposes will be considered a sale for purposes of calculating any amounts due to MOFFITT hereunder.

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(vi) In the event any LICENSED TECHNOLOGY is sold, leased or rented as a component of a combination of functional elements or processes, the NET SALES price for purposes of determining royalty payments on such combination shall be calculated by multiplying the NET SALES price of such combination by the fraction A over A+B, in which “A” is the gross sales, lease or rental price of the LICENSED TECHNOLOGY portion of the combination when sold, leased or rented separately during the calendar quarter in which the sale, lease or rental was made, and “B” is the gross sales, lease or rental price of the non-LICENSED TECHNOLOGY portion of the combination sold, leased or rented separately during the calendar quarter in question. If A or B cannot be determined by reference to sales as described above, then NET SALES for purposes of determining royalty payments will be calculated as above, but the gross sales, lease or rental price in the above equation shall be determined by mutual agreement reached in good faith by the parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, in the applicable country, the relative fair market value of each component in the combination product. If the parties are unable to reach such an agreement prior to the end of the applicable accounting period, then the parties will refer such matter to a jointly selected third party with expertise in the pricing of such products that is not an employee, consultant, legal advisor, officer, director or stockholder of, and does not have any conflict of interest with respect to, either party for prompt resolution, and the parties hereby agree to be bound by such third party-determined resolution.

1.18. “PHASE I CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is to determine toxicity, absorption, metabolism and/or safe dosage range in patients with the disease target being studied as required in 21 C.F.R. §312.21(a) or its foreign equivalent.

1.19. “PHASE IB CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is to determine the recommended phase 2 dose involving cohort expansion at one or more dose levels. The recommended phase 2 dose, which may differ from the MTD, will be determined on the basis of results from safety, activity, and pharmacologic and correlative studies. In contrast the phase IA clinical trial involves dose escalation to determine the maximum tolerated dose (MTD). The MTD will be determined on the basis of the results from the safety evaluation.

1.20. “PHASE II CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is to evaluate the effectiveness of a drug for a particular indication in patients with the disease and to determine the common short-term side effects and risks associated with the drug as required in 21 C.F.R. §312.21(b) or its foreign equivalent.

1.21. “PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials, which is registration directed, performed after preliminary evidence suggesting effectiveness has been obtained, and is intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling, as required in 21 C.F.R. §312.21(c) or its foreign equivalent.

1.22. “PLAN” is defined in Section 6.1.

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1.23. “REASONABLE COMMERCIAL EFFORTS” shall mean documented efforts that are consistent with those utilized by companies of similar size and type that have successfully developed products and services similar to LICENSED TECHNOLOGIES

1.24. “SUBLICENSE INCOME” shall mean consideration in any form received by LICENSEE or an AFFILIATE in connection with a grant to any third party or parties of a sublicense or other right, license, privilege or immunity to make, have made, use, sell, have sold, distribute, import or export LICENSED TECHNOLOGIES; provided however that SUBLICENSE INCOME shall exclude earned royalties on NET SALES of LICENSED TECHNOLOGY. SUBLICENSE INCOME shall include without limitation any of the following received by LICENSEE or an AFFILIATE in connection with a grant to any third party or parties of a sublicense or other right, license, privilege or immunity to make, have made, use, sell, have sold, distribute, import or export LICENSED TECHNOLOGIES: license signing fee, license maintenance fee, milestone payments, unearned portion of any minimum royalty payment received by LICENSEE, equity, distribution or joint marketing fee, funding specifically designated for research and development in excess of LICENSEE’s cost of performing such research and development, and any consideration received for an equity interest in, extension of credit to or other investment in LICENSEE to the extent such consideration exceeds the fair market value of the equity or other interest received as determined by agreement of the parties or by an independent appraiser mutually agreeable to the parties, distribution or joint marketing fee. SUBLICENSE INCOME shall not be reduced, off-set or otherwise allocated as a result of including rights in addition to those licensed hereunder in connection with any such grant.

1.25. “SUBLICENSEE” shall mean any third party sublicensed by LICENSEE or otherwise granted any other right, license, privilege or immunity to make, have made, use, sell, have sold, import or export any LICENSED TECHNOLOGY.

1.26. “TERM” is defined in Section 2.4.

1.27. “TRANSACTION VALUE” shall mean, without duplication, the aggregate amount of all cash, notes, securities, or similar consideration received by the LICENSEE and its shareholders, plus the value of all liabilities, debt, notes, or capitalized leases assumed by the buyer. The TRANSACTION VALUE will include any consideration paid for personal goodwill or non-compete agreements. The TRANSACTION VALUE will be determined before any deductions or seller deposits of the transaction consideration such as escrows, holdbacks, reserves, working capital adjustments, debt or transaction expenses. If a portion of the consideration is contingent upon future financial results of the LICENSEE or some other milestone (an earn-out), the full amount of such contingent consideration (as if the earn-out had been fully earned) shall be added to the TRANSACTION VALUE.

ARTICLE 2 OWNERSHIP; LICENSE GRANT AND TERM

2.1. Subject to all the terms and conditions of this Agreement, MOFFITT hereby grants to LICENSEE an exclusive license to its rights under the LICENSED TECHNOLOGIES within the FIELD and LICENSED TECHNOLOGY IMPROVEMENTS, with the right to grant sublicenses, to make, have made, use, sell, have sold, import or export LICENSED TECHNOLOGIES within the FIELD and LICENSED TECHNOLOGY IMPROVEMENTS in the LICENSED TERRITORY and a non-exclusive license under the LICENSED INFORMATION to make, have made, use, sell, have sold, import or export LICENSED TECHNOLOGIES within the FIELD in the LICENSED TERRITORY (the “LICENSE”) provided this Agreement is in effect and LICENSEE is not in breach of its obligations hereunder.

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2.2. To the extent that any invention included within the LICENSED TECHNOLOGIES has been funded in whole or in part by the United States government, the United States government retains certain rights in such invention including but not limited to 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (collectively the “Federal Patent Policy”). As a condition of the LICENSE granted hereby, LICENSEE acknowledges and shall comply with all aspects of the Federal Patent Policy applicable to the LICENSED TECHNOLOGIES, including the obligation that LICENSED TECHNOLOGIES used or sold in the United States be manufactured substantially in the United States. Nothing contained in this Agreement obligates or shall obligate MOFFITT to take any action that would conflict in any respect with its past, current or future obligations to the United States Government under the Federal Patent Policy with respect to the LICENSED TECHNOLOGIES.

2.3. Notwithstanding anything contained herein to the contrary, the LICENSE is expressly made subject to MOFFITT’s reservation of the right for MOFFITT and all other nonprofit academic and research institutions to make, use and practice the LICENSED TECHNOLOGIES for internal and external collaborative not-for-profit purposes including teaching, research, continuing research, development, and testing and all other non-commercial purposes; provided, however, that before disclosing the LICENSED TECHNOLOGIES or the LICENSED INFORMATION, MOFFITT shall first allow LICENSEE to review same and shall consider LICENSEE’s wishes with regard to such disclosure. Nothing in this Agreement shall be construed to grant by implication, estoppel or otherwise any licenses under patents of MOFFITT other than the LICENSED TECHNOLOGIES.

2.4. Unless terminated earlier as provided in Article 12, the term of the LICENSE (“the TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire on the later of: (a) the date on which the last of the claims of the patents described in the LICENSED TECHNOLOGIES expires, lapses or is declared to be invalid by a final, non-appealable decision of a court of competent jurisdiction through no fault or cause of LICENSEE; or (b) twenty (20) years after the EFFECTIVE DATE.

2.5. Except as expressly provided in this Agreement, under no circumstances shall LICENSEE, as a result of this Agreement, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of MOFFITT.

2.6. The LICENSED TECHNOLOGY IMPROVEMENTS invented jointly by MOFFITT and LICENSEE shall be owned jointly by MOFFITT and LICENSEE. The LICENSED TECHNOLOGY IMPROVEMENTS invented solely by MOFFITT shall be solely owned by MOFFITT. The LICENSED TECHNOLOGY IMPROVEMENTS invented by LICENSEE shall be owned jointly by MOFFITT and LICENSEE.

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ARTICLE 3 SUBLICENSES

3.1. LICENSEE shall have the right to grant sublicenses to SUBLICENSEES under this Agreement only with MOFFITT’s prior written consent, which shall not be unreasonably withheld. LICENSEE shall provide MOFFITT with a final, un-redacted copy of such sublicense agreement thirty (30) days prior to the execution of the sublicense agreement, and a copy of each full executed sublicense agreement within thirty (30) days of the final execution of such sublicense agreement. Each agreement between LICENSEE and a SUBLICENSEE (a) shall be in writing and subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (b) shall not diminish, reduce or eliminate any of LICENSEE’s obligations under this Agreement; (c) shall require the SUBLICENSEE(s) to comply with all applicable terms of this Agreement (except for payment obligations, for which LICENSEE shall remain financially responsible); and (d) shall prohibit further sublicensing except on terms consistent with this Article 3. For the avoidance of doubt, LICENSEE shall also include provisions in all sublicenses to provide that, in the event that SUBLICENSEE challenges, directly or indirectly urging of a third party on behalf of the SUBLICENSEE, whether as a claim, a cross-claim, counterclaim, or defense, the validity or enforceability of any of the LICENSED TECHNOLOGIES before any court, arbitrator, or other tribunal or administrative agency in any jurisdiction, then the SUBLICENSE shall automatically terminate within thirty (30) days. . LICENSEE shall remain responsible for its obligations hereunder and for the performance of its SUBLICENSEE (including without limitation, making all payments due to MOFFITT by reason of any NET SALES of LICENSED TECHNOLOGIES), and LICENSEE shall ensure its SUBLICENSEE complies with all relevant provisions of this Agreement. LICENSEE shall not bundle LICENSED TECHNOLOGIES with any of its other assets in any agreement without MOFFITT’S prior written permission.

3.2. LICENSEE shall pay royalties to MOFFITT on NET SALES of LICENSED TECHNOLOGIES by its SUBLICENSEES based on the same royalty rate as apply to NET SALES by LICENSEE and its AFFILIATES.

3.3. LICENSEE agrees that it has sole responsibility to promptly:

(i) provide MOFFITT with a copy of any amendments to sublicenses granted by LICENSEE under this Agreement and to notify MOFFITT of termination of any sublicense; and

(ii) deliver copies of all reports provided to LICENSEE by SUBLICENSEES, to the extent such reports relate to obligations of LICENSEE and SUBLICENSEES under this Agreement.

3.4. In addition, LICENSEE shall pay to MOFFITT a percentage of any SUBLICENSE INCOME according to the following schedule:

Sublicensed in year after EFFECTIVE DATE	Sublicense Rate
Prior to NDA Filing	[***]%

Payment of SUBLICENSE INCOME shall be made within thirty (30) days of LICENSEE’S receipt of the SUBLICENSE INCOME. Notwithstanding any provision herein to the contrary, upon reaching a milestone event described in Section 4.3, LICENSEE shall pay MOFFITT the greater of (1) the milestone payment described in Section 4.3 or (2) the amount of the SUBLICENSE INCOME pertaining to the reaching of the same milestone event. In the event that the greater of the aforementioned two options is the milestone payment described in Section 4.3, then the amount of the SUBLICENSE INCOME pertaining to the reaching of the same milestone event shall not be due.

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ARTICLE 4 LICENSE ISSUE FEE; LICENSE MAINTENANCE FEE; MILESTONE PAYMENTS

4.1. LICENSEE shall pay to MOFFITT a non-refundable license issue fee of [***] dollars ($[***]) by March 15, 2022.

4.2. During the TERM of this Agreement, LICENSEE agrees to pay to MOFFITT an annual license maintenance fee (“LMF”) according to the following schedule, commencing on the first anniversary of the EFFECTIVE DATE and every anniversary thereafter until LICENSEE starts to pay Minimum Royalty Payments under Section 5.2. The LMF payable in years in which milestone payments as described in Section 4.3 are paid shall be fully creditable against such milestone payments.

Years after EFFECTIVE DATE	LMF
[***]	$[***]
[***} and beyond	$[***]

4.3. LICENSEE shall pay the following milestone royalties to MOFFITT for each LICENSED TECHNOLOGY developed by LICENSEE, excluding those Delta Opioid Receptor antagonists covered by claims in the patents and patent applications listed in Appendix A of the agreement between H. Lee Moffitt Cancer Center and Research Institute, Inc. and TUHURA Biopharma Inc. dated March 29, 2019 (MOFFITT agreement No. 18-0504):

(i) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE initiates its first PHASE I CLINICAL TRIAL.

(ii) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE initiates its first PHASE II CLINICAL TRIAL.

(iii) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE initiates its first PHASE III CLINICAL TRIAL.

(iv) a non-refundable milestone payment of [***] dollars ($[***]) upon the acceptance for review by the FDA of the first NDA for a LICENSED TECHNOLOGY;

(v) a non-refundable milestone payment of [***] dollars ($[***]) upon the first approval of a LICENSED TECHNOLOGY by the FDA;

(vi) a non-refundable milestone payment of [***] dollars ($[***]) upon the first approval of a LICENSED TECHNOLOGY by the European equivalent of the FDA;

(vii) a non-refundable milestone payment of [***] dollars ($[***]) upon approval by the FDA for a second indication of a LICENSED TECHNOLOGY

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(viii) a non-refundable milestone payment of [***] dollars ($[***]) upon approval by the FDA for a third indication of a LICENSED TECHNOLOGY;

(ix) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE exceeds [***] dollars ($[***]) in cumulative NET SALES;

(x) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE exceeds [***] dollars ($[***]) in cumulative NET SALES;

(xi) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE exceeds [***] dollars ($[***]) in cumulative NET SALES;

(xii) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE exceeds [***] dollars ($[***]) in cumulative NET SALES;

(xiii) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE exceeds [***] dollars ($[***]) in cumulative NET SALES;

(xiv) a non-refundable milestone payment of [***] dollars ($[***]) when LICENSEE exceeds [***] dollars ($[***]) in cumulative NET SALES.

4.4. For avoidance of doubt, initiation of clinical trials in Section 4.3 occurs upon the dosing of the first patient in the applicable clinical trial. Neither the license issue fee set forth in Section 4.1 nor the LMF of Section 4.2 nor the milestone fee set forth in Section 4.3 shall be credited against EARNED ROYALTIES payable under Article 5.

4.5. In the event of a CHANGE OF CONTROL, LICENSEE shall pay MOFFITT the greater of [***] percent ([***]%) of the net transaction fee received by the investment banking firm representing the LICENSEE in the transaction or any of the following: [***] dollars ($[***]) if the TRANSACTION VALUE is less than or equal to [***] dollars ($[***]); or

(i) [***] dollars ($[***]) if the TRANSACTION VALUE is greater than [***] dollars ($[***]) but less than or equal to [***] dollars ($[***]); or

(ii) [***] dollars ($[***]) if the TRANSACTION VALUE is greater than [***] dollars ($[***]) but less than or equal to [***] dollars ($[***]); or

(iii) [***] dollars ($[***]) if the TRANSACTION VALUE is greater than [***] dollars ($[***]) but less than or equal to [***] dollars ($[***]); or

(iv) [***] dollars ($[***]) if the TRANSACTION VALUE is greater than [***] dollars ($[***]) but less than or equal to [***] dollars ($[***]); or

(v) [***] dollars ($[***]) if the TRANSACTION VALUE is greater than [***] dollars ($[***]).

Provided, however, that if a portion of the consideration payable pursuant to this Section 4.4 is contingent upon future financial results or some other milestone (an earn-out), the contingent portion shall be payable to MOFFITT when such earn-out is received by LICENSEE.

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ARTICLE 5 EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS; EQUITY

5.1. During the term of this Agreement, as partial consideration for the LICENSE, LICENSEE shall pay to MOFFITT an earned royalty of [***] percent ([***]%) on worldwide NET SALES of LICENSED TECHNOLOGY by LICENSEE or its SUBLICENSEES or AFFILIATES (“EARNED ROYALTIES”).

5.2. LICENSEE shall pay all EARNED ROYALTIES accruing to MOFFITT within thirty (30) days from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning in the first calendar quarter in which NET SALES occur; provided, however, that in calculating such royalties, LICENSEE shall be permitted to calculate NET SALES in accordance with GAAP.

During the TERM of this Agreement, LICENSEE agrees to pay MOFFITT annual Minimum Royalty Payments (“MRP”), commencing on the first anniversary of the EFFECTIVE DATE to occur at least six (6) months after the date of the FIRST SALE. LICENSEE shall continue to pay the MRP until the end of the TERM. MOFFITT shall fully credit each MRP made against any EARNED ROYALTIES payable by LICENSEE in the same year. The MRP shall be in the following amounts:

Years after FIRST SALE	MRP
1	$[***]
2	$[***]
3	$[***]
4 and each year thereafter	$[***]

5.3. All EARNED ROYALTIES and other payments due under this Agreement shall be paid to MOFFITT in United States Dollars. In the event that conversion from foreign currency is required in calculating a payment under this Agreement, the exchange rate used shall be the Interbank rate quoted by Citibank (or successor) at the end of the last business day of the quarter in which the royalty was earned. If overdue, the royalties and any other payments due under this Agreement shall bear interest until payment at a per annum rate [***] percent ([***]%) above the prime rate in effect at Citibank (or successor) as of the payment due date. MOFFITT shall be entitled to recover reasonable attorneys’ fees and costs incurred in the collection of royalties or other payments, following such failure to pay. LICENSEE’s payment of interest pursuant to this paragraph shall not foreclose MOFFITT from exercising any other right it may have as a consequence of the failure of LICENSEE to make any payment when due.

5.4. In the event that a patent included within LICENSED TECHNOLOGIES does not issue within [***] years of the EFFECTIVE DATE, expires or lapses, or if all of its claims are declared invalid by a decision of a court of competent jurisdiction which is not appealed or is not appealable, the obligation to pay EARNED ROYALTIES and vIRP for LICENSED TECHNOLOGY covered by the invalidated patent claim(s) shall be reduced by [***] percent ([***]%) if the LICENSED TECHNOLOGY is not covered by any remaining patents or patent applications claiming the LICENSED TECHNOLOGIES and the LICENSED TECHNOLOGY incorporates LICENSED INFORMATION. However, should the patent subsequently issue, then the obligation to pay EARNED ROYALTIES at [***] percent ([***]%) shall resume at the time of issuance. This Agreement shall remain in effect as to any other LICENSED TECHNOLOGY covered by any remaining LICENSED PATENT or remaining claims under the LICENSED TECHNOLOGIES.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

5.5. LICENSEE is responsible for any and all wire/bank fees associated with all payments due to MOFFITT pursuant to this Agreement.

5.6. Should LICENSEE, or any employee, staff, or agent of LICENSEE, during the TERM of this Agreement make LICENSED TECHNOLOGY IMPROVEMENTS, LICENSEE shall forthwith disclose to MOFFITT, and LICENSEE shall assign any patent applications claiming the LICENSED TECHNOLOGY IMPROVEMENTS to MOFFITT and LICENSEE. In the event that the LICENSED TECHNOLOGY consists solely of LICENSED TECHNOLOGY IMPROVEMENTS invented by LICENSEE naming only LICENSEE inventors then all future payments owed hereunder shall be reduced by [***] percent ([***]%).

5.7. LICENSEE hereby grants to MOFFITT a [***] percent ([***]%) ownership interest of LICENSEE as of the EFFECTIVE DATE. Such grant shall be made pursuant to and in accordance with an Equity Agreement in a form to be mutually agreed upon by LICENSEE and MOFFITT (the “Equity Agreement”).

5.8. LICENSEE shall provide MOFFITT with anti-dilution protection such that MOFFITT’s ownership interest granted pursuant to Section 5.7 is maintained at [***] percent ([***]%) until LICENSEE has raised [***] dollars ($[***]) in dilutive equity investment(s).

5.9. LICENSEE shall provide MOFFITT with additional rights in connection with MOFFITT’s ownership interest including redemption rights allowing redemption if LICENSEE is not publicly traded within five (5) years from the EFFECTIVE DATE, (provided, however, that at any time LICENSEE is considered a “qualified small business” under IRC Section 1202(d), the redemption of the stock owned by MOFFITT would only be permitted up to and to the extent that the value of the stock being redeemed does not exceed [***] percent ([***]%) of the aggregate value of all stock of LICENSEE or such stock being redeemed is either (i) being redeemed for a price not more than $ [***] or (ii) represents [***] percent ([***]%) or less of all outstanding stock of LICENSEE, such that the redemption is not a “significant redemption” under IRC Section 1202(c)(3)(B) and the Treasury Regulations thereunder or does not exceed a “de minimis amount”), tag along and piggy back registration subject to the LICENSEE’s underwriter or other independent financial representative’s determination of demand, and information rights including board minutes and handouts that cease upon the initial public offering of the LICENSEE’s securities, or exercise of MOFFITT’s redemption rights.

ARTICLE 6 DUE DILIGENCE

6.1. LICENSEE shall develop, commercialize, and market the LICENSED TECHNOLOGY and has designed a plan for such purpose that includes a description of research and development, testing, government approval, manufacturing, marketing and sale or lease of LICENSED TECHNOLOGY (“PLAN”). A copy of the PLAN is attached to this Agreement as Appendix B and incorporated herein by reference.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

6.2. LICENSEE shall use all REASONABLE COMMERCIAL EFFORTS to implement the PLAN and to obtain regulatory approval for the LICENSED TECHNOLOGY, beginning such implementation within ninety (90) days after the EFFECTIVE DATE of this Agreement, and thereafter to diligently commercialize and develop markets for the LICENSED TECHNOLOGY.

6.3. Within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement, LICENSEE shall provide a written report to MOFFITT, indicating LICENSEE’s progress and problems to date in performance under the PLAN. A copy of the ANNUAL PROGRESS REPORT is attached to this Agreement as Appendix C and incorporated herein by reference. Such report shall include a detailed description of each research study performed using LICENSED TECHNOLOGY (including but not limited to the design arid test conditions for each research study and the raw data generated from each research study). Such report shall further include a detailed summary of all filings with government agencies pertaining to the LICENSED TECHNOLOGY. Such report shall further include a detailed summary of the marketing strategy for promoting the LICENSED TECHNOLOGY to the public. Within thirty (30) days of each anniversary of the EFFECTIVE DATE of this Agreement, LICENSEE shall provide MOFFITT with an updated copy of the PLAN that includes a forecast and schedule of major events required to obtain regulatory approval for and market the LICENSED TECHNOLOGY. The updated PLAN shall be consistent with those utilized by companies of similar size and type that have successfully developed products and services similar to LICENSED TECHNOLOGY and such updated PLAN shall require MOFFITT’s approval, which shall not be unreasonably withheld. Such updated PLAN shall clearly state which of LICENSEE’s products or services are LICENSED TECHNOLOGIES, and which patent applications/patents licensed under this Agreement include claims covering such LICENSED TECHNOLOGIES. From time to time while this Agreement is in effect LICENSEE, shall furnish MOFFITT with reasonable requested information pertaining to the development, marketing, and commercialization of the LICENSED TECHNOLOGY.

6.4. If at any time LICENSEE abandons or suspends its research, development, or marketing of the LICENSED TECHNOLOGY, or its intent to research, develop and market such products or methods, or otherwise fails to comply with its due diligence obligations under this Article 6 for a period exceeding ninety (90) days, LICENSEE shall immediately notify MOFFITT giving reasons and a statement of its intended actions.

6.5. LICENSEE agrees that MOFFITT shall be entitled to terminate this Agreement pursuant to Article 12.1(b) upon the occurrence of any of the following due diligence milestones:

(i) LICENSEE has failed to initiate a PHASE I CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE; or

(ii) LICENSEE has failed to initiate a PHASE II CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE, or if a PHASE IB CLINICAL TRIAL were required then within six (6) years of EFFECTIVE DATE; or

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(iii) LICENSEE has failed to initiate a PHASE III CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE; or

(iv) LICENSEE has failed to obtain FDA acceptance to file an NDA for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE using a single trial submission, or within [***] years of the EFFECTIVE DATE using a required two trial submission.

6.6. In the event LICENSEE has failed to achieve any of the due diligence milestone deadlines in Section 6.5 including failure to initiate a PHASE I CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE, or failure to initiate a PHASE II CLINICAL TRIAL within [***] years of the EFFECTIVE DATE (or failure to initiate a PHASE II CLINICAL TRIAL after a PHASE IB CLINICAL TRIAL within [***] years of the EFFECTIVE DATE), or failure to initiate a PHASE III CLINICAL TRIAL within [***] years of the EFFECTIVE DATE, or failure to obtain FDA acceptance to file an NDA for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE using a single trial submission, or failure to obtain FDA acceptance to file an NDA for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE using a required two trial submission, then LICENSEE shall have the opportunity to extend the PHASE I CLINICAL TRIAL deadline, the PHASE II CLINICAL TRIAL deadline, the PHASE III CLINICAL TRIAL deadline, or the FDA acceptance to file deadline as the case may be, for up to [***] consecutive [***] month periods by paying extension fees of (i) [***] dollars ($[***]) for the first extension period, (ii) [***] dollars ($[***]) for the second extension period, (iii) [***] dollars ($[***]) for the third extension period, (iv) [***] dollars ($[***]) for the fourth extension period, (v) [***] dollars ($[***] ) for the fifth extension period, and (vi) [***] dollars ($[***]) for the sixth extension period.

6.7. Such payment applicable to an extension period shall be made to MOFFITT no later than thirty (30) days prior to the applicable deadline or current extension period expiration. For avoidance of doubt, an extension applied to the PHASE I CLINICAL TRIAL deadline will also extend the PHASE II CLINICAL TRIAL, PHASE III CLINICAL TRIAL and FDA acceptance to file deadlines by the same amount of time, and an extension applied to the PHASE II CLINICAL TRIAL deadline will also extend the PHASE III CLINICAL TRIAL and FDA acceptance to file deadlines by the same amount of time, and an extension applied to the PHASE III CLINICAL TRIAL deadline will also extend the FDA acceptance to file deadline by the same amount of time.

6.8. Time delay not counted toward the due diligence milestone deadlines would only be from the following events: any regulatory hold, constraint or restriction imposed or raised by a regulatory authority that is not predicated on regulatory filing deficiencies of LICENSEE; FDA refusal to file; FDA review matter; delays caused by other government agencies; delays in developing adequate safety or efficacy data, delays caused by delays in partner controlled activities necessary for filing, and third party legal action challenging ability to file NDA resulting from challenges to proposed indication.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 7 CONFIDENTIALITY AND PUBLICITY

7.1. Subject to the parties’ rights and obligations pursuant to this Agreement, MOFFITT and LICENSEE agree that during the TERM of this Agreement and for five (5) years thereafter, each of them:

(i) will keep confidential and will cause their AFFILIATES and, in the case of LICENSEE, its SUBLICENSEES, to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other party, by taking whatever action the party receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and

(ii) will only disclose that part of the other’s CONFIDENTIAL INFORMATION to its officers, employees or agents that is necessary for those officers, employees or agents who need to know to carry out its responsibilities under this Agreement; and

(iii) will not use the other party’s CONFIDENTIAL INFORMATION other than as expressly set forth in this Agreement or disclose the other’s CONFIDENTIAL INFORMATION to any third parties under any circumstance without advance written permission from the other party; and

(iv) will, within sixty (60) days of termination of this Agreement, return all the CONFIDENTIAL INFORMATION disclosed to it by the other party pursuant to this Agreement except for one copy which may be retained by the recipient for monitoring compliance with this Article 7.

7.2. The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that as established by written records:

(i) is already in the recipient’s possession prior to receipt from the disclosing party; or

(ii) is in the public domain by use and/or publication at the time of receipt from the disclosing party, or enters into the public domain through no improper act of the receiving party; or

(iii) is developed independently by the receiving party without reference to the information of the disclosing party; or

(iv) is properly obtained by receiving party from a third party with a valid legal right to disclose such information and such third party is not under a confidentiality obligation to such information to the disclosing party; or

(v) is required to be disclosed by law in the opinion of recipient’s attorney, but only after the disclosing party is given prompt written notice and an opportunity to seek a protective order.

7.3. Except as required by law, neither party may disclose the financial terms of this Agreement without the prior written consent of the other party, except that LICENSEE may disclose such terms to potential investors, banks, financial advisors and potential acquirers/merger candidates only upon such execution of an appropriate non-disclosure agreement. MOFFITT may share LICENSEE’S CONFIDENTIAL INFORMATION with its investigators.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 8 REPORTS, RECORDS AND INSPECTIONS

8.1. LICENSEE shall, within thirty (30) days after the calendar quarter in which NET SALES first occur, and within thirty (30) days after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide MOFFITT with a written report, substantially similar to the Moffitt Cancer Center Royalty Report format in Appendix D, detailing the NET SALES and uses, if any, made by LICENSEE, its SUBLICENSEES and AFFILIATES of LICENSED TECHNOLOGY during the preceding calendar quarter and calculating the payments due pursuant to Article 5. NET SALES of LICENSED TECHNOLOGY shall be deemed to have occurred in accordance with GAAP. Each such report shall be signed by an officer of LICENSEE (or the officer’s designee), and must include:

(i) the number of LICENSED TECHNOLOGY manufactured, sold, leased or otherwise transferred or disposed of by LICENSEE, SUBLICENSEES and AFFILIATES;

(ii) a calculation of NET SALES for the applicable reporting period in each country, including the gross amounts received for the LICENSED TECHNOLOGY and any permitted deductions made pursuant to Section 1.17;

(iii) a calculation of total royalties or other payment due, including any exchange rates used for conversion; and

(iv) names and addresses of all SUBLICENSEES and the type and amount of any SUBLICENSE INCOME received from each SUBLICENSEE.

8.2. LICENSEE and its SUBLICENSEES shall keep and maintain complete and accurate books and records containing an accurate accounting of all data in sufficient detail to enable verification of EARNED ROYALTIES and other payments under this Agreement. LICENSEE and SUBLICENSEES shall preserve such books and records for five (5) years after the calendar year to which they pertain. Such books and records (including but not limited to invoice registers, original invoices, sales analysis reports, accounting general ledgers, sublicense agreements, distributor agreements, price lists, catalogs, chart of accounts, cash receipt journal, transfer pricing records, royalty reports, marketing materials, audited financial statements, income tax returns, produce line income statements, sales tax returns, manufacturing records, shipping records, and inventory records) shall be open to inspection by MOFFITT and an independent certified public accountant selected by MOFFITT and subject to appropriate nondisclosure agreement, at MOFFITT’s expense, during normal business hours upon ten (10) days’ prior written notice, for the purpose of verifying the accuracy of the reports and computations rendered by LICENSEE. MOFFITT and the independent certified public accountant shall have the right to interview LICENSEE or SUBLICENSEES’ staff in furtherance of verifying any payments owed to MOFFITT. MOFFITT shall have the right to obtain from LICENSEE or SUBLICENSEE any standard or custom report from LICENSEE or SUBLICENSEE’s accounting/financial system that would aid MOFFITT and the independent certified public accountant in verifying payments owed to MOFFITT. In the event LICENSEE underpaid the amounts due to MOFFITT with respect to the audited period by more than five percent (5%), LICENSEE shall pay the reasonable cost of such examination, together with the deficiency not previously paid, and accrued interest on the underpayment at the lesser of the maximum rate allowed by law or [***]% per month, all within thirty (30) days of receiving notice thereof from MOFFITT.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

8.3. On or before the ninetieth (90th) day following the close of LICENSEE’s fiscal year, LICENSEE shall provide MOFFITT with LICENSEE’s certified financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement; provided, however, that until LICENSEE achieves $[***] in net annual revenue, LICENSEE shall only be required to provide qualified financial statements.

8.4. LICENSEE shall furnish MOFFITT with an Annual Innovation Office Startup Report, as set forth in Appendix E, on August 15th each year this Agreement is in effect.

ARTICLE 9 PATENT PROTECTION

9.1. LICENSEE shall be responsible for all past and present costs of preparing, filing, prosecuting and maintaining of all patent applications and patents contained in the LICENSED TECHNOLOGIES in the FIELD. LICENSEE shall be responsible for all future costs of preparing, filing, prosecuting and maintaining of all patent applications and patents contained in the LICENSED TECHNOLOGIES in the FIELD. Any and all such patent applications and patents, shall remain the property of MOFFITT. For the avoidance of doubt, prosecution shall include re-examinations, reissues, interferences, inter-partes review, post-grant review, oppositions and the like. LICENSEE shall pay to MOFFITT past patent costs of approximately [***] dollars ($[***]) by March 15, 2022.

9.2. LICENSEE shall pay for filing, prosecuting and maintaining the patent applications and patents contained in the LICENSED TECHNOLOGIES in the FIELD at least in the United States, Member states of the European Patent Organization (EPO) excluding Turkey, and the EPO Validation states. LICENSEE shall pay for filing, prosecuting and maintaining the patent applications and patents contained in the LICENSED TECHNOLOGIES in the FIELD in other countries selected by MOFFITT and agreed to by LICENSEE. If LICENSEE does not agree to pay the expenses of filing, prosecuting or maintaining a patent application or patent in any such other countries, then MOFFITT may file, prosecute and maintain such patent application or patent in such other countries at its own expense and LICENSEE’s rights under this Agreement shall terminate automatically with respect to such patent application or issued patent

9.3. The costs mentioned in Sections 9.2 and 9.3 shall include, but are not limited to, any past, present and future taxes, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made, at MOFFITT’s option, either directly to patent counsel or by reimbursement to MOFFITT. In either case, LICENSEE shall make payment directly to the appropriate party within thirty (30) days of receiving its invoice. If LICENSEE fails to make payment to MOFFITT or patent counsel, as appropriate, within the thirty day period, LICENSEE shall be charged a [***] percent ([***]%) surcharge on the invoiced amount per month or fraction thereof or such higher amount as may be charged by patent counsel. Failure of LICENSEE to pay the surcharge shall be grounds for termination by MOFFITT under Section 12.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

9.4. MOFFITT shall have the right to file, prosecute and maintain the patent applications and patents contained in the LICENSED TECHNOLOGIES using counsel of its choice. MOFFITT, however, agrees to delegate to LICENSEE the responsibility to direct the filing, prosecution and maintenance of such patent applications and patents using independent patent counsel selected by LICENSEE and agreed to by MOFFITT. Said independent patent counsel shall represent both LICENSEE and MOFFITT. LICENSEE shall have such responsibility to direct the filing, prosecution and maintenance of such patent applications andpatents, unless and until MOFFITT, in its sole discretion, determines that MOFFITT desires to assume such responsibility using counsel of its choice.

9.5. With respect to any patent applications and patents contained in the LICENSED TECHNOLOGIES, the party responsible for directing prosecution (the “Prosecuting Party”) and patent counsel shall (a) consult with the other party (the “Non-prosecuting Party”) and keep the Non prosecuting Party fully informed of the progress of the preparation, filing, prosecution and maintenance of such patent applications and patents, (b) consult with the Non-prosecuting Party and keep the Non-prosecuting Party fully informed about patent strategy with respect to such patent applications and patents, (c) provide to the Non-prosecuting Party advance copies of documents relevant to preparation, filing, prosecution and maintenance of such patent applications and patents sufficiently in advance of filing to allow the Non-prosecuting Party a reasonable opportunity to review and comment on such documents, (d) consider and implement all the Non-prosecuting Party’s reasonable comments on such patent filings, and (e) provide the Non-prosecuting Party with final copies of such documents. LICENSEE agrees to use commercially reasonable efforts to obtain broad and strong patent protection in the best interest of MOFFITT and LICENSEE. The Prosecuting Party will not finally abandon any patent application, or make decisions that would have a material impact on the nature or scope of any claims without the Non-prosecuting Party’s prior written consent.

9.6. LICENSEE shall apply, and shall require SUBLICENSEES to apply, the patent marking notices required by the law of any country where such LICENSED TECHNOLOGY are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

9.7. Upon the conception of a process, product, machine, manufacture and method thereof, compound, composition of matter, method of treatment, apparatus, kit, or any part thereof, including formulations, chemical analogues, diagnostics, and dosing and scheduling protocols, which are modifications enhancements, derivative works of, or improvements to the LICENSED TECHNOLOGIES by any employee, staff, or agent of LICENSEE, then LICENSEE shall promptly notify MOFFITT in writing of the conceived invention, and a patent application shall be promptly filed such that the LICENSED TECHNOLOGY IMPROVEMENT shall be conceived and reduced to practice while this Agreement is in effect. Upon the conception of a process, product, machine, manufacture and method thereof, compound, composition of matter, method of treatment, apparatus, kit, or any part thereof, including formulations, chemical analogues, diagnostics, and dosing and scheduling protocols, which are modifications enhancements, derivative works of, or improvements to the LICENSED TECHNOLOGIES by inventors named in the LICENSED PATENTS who are employees of MOFFITT, and disclosure of the conceived invention to MOFFITT, then MOFFITT shall promptly notify LICENSEE in writing of the conceived invention, and a patent application shall be promptly filed such that the LICENSED TECHNOLOGY IMPROVEMENT shall be conceived and reduced to practice while this Agreement is in effect.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 10 INFRINGEMENT AND LITIGATION

10.1. Each party shall promptly notify the other in writing in the event that (a) it obtains knowledge of activity by third parties infringing or otherwise violating the intellectual property rights in the LICENSED TECHNOLOGIES, or (b) it is sued or threatened with an infringement suit, in any country in the LICENSED TERRITORY as a result of activities that concern the LICENSED TECHNOLOGIES, and shall supply the other party with documentation of the infringing activities that it possesses.

10.2. During the TERM of this Agreement:

(i) LICENSEE shall have the first right, but not the obligation, to assert and defend rights in the LICENSED TECHNOLOGIES respecting infringement or other violation of intellectual property rights in the LICENSED TECHNOLOGIES by third parties in the FIELD and in the LICENSED TERRITORY using counsel of its own selection. This right includes bringing any legal action for infringement and defending any counter claim of a third party respecting the LICENSED TECHNOLOGIES such as a counter claim or declaratory judgment for invalidity, non-infringement, or unenforceability. If, in the reasonable opinion of LICENSEE’s and MOFFITT’s respective counsel, MOFFITT is required to be a named party to any such suit for standing purposes, LICENSEE may join MOFFITT as a party; provided, however, that (i) MOFFITT shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined MOFFITT as a party; and (iii) LICENSEE shall keep MOFFITT reasonably apprised of all developments in any such action. LICENSEE may settle such suits only with MOFFITT’s prior written consent. LICENSEE shall bear the expense of such actions, including MOFFITT’s expenses. Except for providing reasonable assistance, at the request and expense of LICENSEE, MOFFITT shall have no obligation regarding the legal actions described in Section 10.2 unless required to participate by law. However, MOFFITT shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery shall first be applied to LICENSEE’s out of pocket expenses and second shall be applied to MOFFITT’s out of pocket expenses, including legal fees and [***] percent ([***] %) of the remainder shall be paid to LICENSEE and twenty-five percent (twenty-five %) of the remainder shall be paid to MOFFITT.

(ii) In the event LICENSEE fails to initiate and pursue or participate in the actions described in the preceding paragraph (a) within sixty (60) days of LICENSEE first becoming aware of an infringement or other violation of intellectual property rights in the LICENSED TECHNOLOGIES or (b) upon notice by LICENSEE to MOFFITT that it does not intend to initiate, pursue or participate in such action(s), whichever is earlier, MOFFITT shall have the right to initiate or take over such legal action at its own expense and MOFFITT may use the name of LICENSEE as a party in such action. In such case, LICENSEE shall provide reasonable assistance to MOFFITT if requested to do so. MOFFITT may settle such actions solely through its own counsel. Any recovery shall first be applied to MOFFITT’s out of pocket expenses and second shall be applied to LICENSEE’s out of pocket expenses, including legal fees and [***] percent ([***]%) of the remainder shall be paid to MOFFITT and [***] percent ([***]%) of the remainder shall be paid to LICENSEE.

10.3. In the event LICENSEE is permanently enjoined from exercising its LICENSE under this Agreement pursuant to an infringement action brought by a third party, or if both LICENSEE and MOFFITT elect not to undertake the defense or settlement of a suit alleging infringement for a period of six (6) months from notice of such suit, then this Agreement shall not be in effect in the country where the suit was filed with respect to the licensed patent.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 11 USE OF MOFFITT’S NAMES

LICENSEE shall not use the name “H. Lee Moffitt Cancer Center and Research Institute,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by MOFFITT, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of the appropriate party in each instance, except that LICENSEE may state that it has licensed from MOFFITT one or more of the patents and/or applications within the LICENSED TECHNOLOGIES. Nothing herein shall prevent MOFFITT from complying with public information requests as required under Florida law or from including general information about the Agreement in reports.

ARTICLE 12 TERMINATION

12.1. MOFFITT shall have the right, at its option, upon written notice to LICENSEE(a) to terminate this Agreement or (b) to convert all exclusive licenses granted herein to nonexclusive licenses, in either case in the event LICENSEE:

(i) fails to make any payment whatsoever due and payable pursuant to this Agreement unless LICENSEE shall make all such payments (and all interest due on such payments under Section 5.3) within the thirty (30) day period after receipt of written notice from MOFFITT; or

(ii) commits a material breach of any other provision of this Agreement which is not cured (if capable of being cured) within the sixty (60) day period after receipt of written notice thereof from MOFFITT, or upon receipt of such notice if such breach is not capable of being cured; or

(iii) challenges, directly or indirectly urging of a third party on behalf of the LICENSEE, whether as a claim, a cross-claim, counterclaim, or defense, the validity or enforceability of any of the LICENSED TECHNOLOGIES before any court, arbitrator, or other tribunal or administrative agency in any jurisdiction.

12.2. Notwithstanding any provision herein to the contrary, this Agreement shall terminate automatically without any notice to LICENSEE in the event LICENSEE shall cease to carry on its business or becomes INSOLVENT, or a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for sixty (60) days, or LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE.

12.3. LICENSEE shall have the right to terminate this Agreement upon written notice to MOFFITT:

(i) at any time on six (6) months’ notice to MOFFITT upon payment of all amounts due MOFFITT throughout the effective date of termination; or

(ii) in the event MOFFITT commits a material breach of any of the provisions of this Agreement and such breach is not cured (if capable of being cured) within the sixty (60) day period after receipt of written notice thereof from LICENSEE, or upon receipt of such notice if such breach is not capable of being cured.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

12.4. Upon termination of this Agreement, for any reason, all rights and licenses granted to LICENSEE under the teens of this Agreement are terminated and MOFFITT has the option, in its discretion, to terminate any sublicense granted by LICENSEE. Upon such termination, LICENSEE shall cease to manufacture or sell LICENSED TECHNOLOGY and cease to use LICENSED INFORMATION. Within sixty (60) days of the effective date of termination LICENSEE shall return to MOFFITT:

(i) All materials relating to or containing the LICENSED TECHNOLOGIES, LICENSED INFORMATION, and all CONFIDENTIAL INFORMATION disclosed by MOFFITT;

(ii) the last report required under Article 6 or 8; and

(iii) all payments incurred up to the effective date of termination.

12.5. Termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE’s obligation to pay all royalties and other payments specified by Articles 3, 4, 5, 6 and 9. The following provisions shall survive any termination: Article 7, Section 8.2, Article 11, this Section 12.5, Section 12.6, Section 12.8, Article 13, Article 14, Section 15.1, and Article 16.

12.6. The rights provided in this Article 12 shall be in addition and without prejudice to any other rights and remedies under the law which the parties may have with respect to any breach of the provisions of this Agreement.

12.7. Waiver by either party of one or more defaults or breaches shall not deprive such party of the right to terminate because of any subsequent default or breach.

12.8. Upon termination of this Agreement for any reason other than breach by the MOFFITT, LICENSEE shall negotiate in good faith a license to MOFFITT and their future licensees to utilize, reference and otherwise have the benefit of all regulatory approvals of, or clinical trials or other studies conducted on, and all filings made with regulatory agencies with respect to, the LICENSED TECHNOLOGY upon reasonable commercial terms. Following execution of such an agreement, at the request of MOFFITT, LICENSEE shall provide MOFFITT with all materials, clinical trial results, IND(s), NDA(s) and any other regulatory submissions, registrations and other related filings for the LICENSED TECHNOLOGY and all the data used to support the same to MOFFITT or to their assignee. In addition, at MOFFITT’s request, LICENSEE shall deliver to MOFFITT all records required by regulatory authorities to be maintained with respect to the sale, storage, handling, shipping and use of the LICENSED TECHNOLOGY, all reimbursement approval files, all documents, data and information related to clinical trials and other studies of LICENSED TECHNOLOGY, any other data, techniques, know-how and other information developed or generated that relate to the LICENSED TECHNOLOGY, and all copies and facsimiles of such materials, documents, information and files.

12.9. If in MOFFITT’s reasonable judgment based on advice of expert counsel, the LICENSE provided under this Agreement would pose a material risk of violating any legal or ethical requirement applicable to MOFFITT, jeopardizing MOFFITT’s tax exempt status, or jeopardizing the tax exempt status of MOFFITT’s bonds, MOFFITT shall notify LICENSEE of such situation and MOFFITT and LICENSEE shall use best efforts on a good faith basis to correct the situation creating such material risk of violating any legal or ethical requirement; if such efforts do not correct such situation, MOFFITT shall provide written notice to LICENSEE and this Agreement shall terminate thirty (30) days after receipt of such notice by LICENSEE.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 13 INDEMNIFICATION; INSURANCE; NO WARRANTIES

13.1. LICENSEE shall defend, indemnify and hold harmless MOFFITT and its AFFILIATES, and both of their trustees, directors, officers, employees, and agents and their respective successors, heirs and assigns against any and all liabilities, claims, demands, damages, judgments, losses and expenses of any nature, including without limitation legal expenses and attorneys’ fees (a “CLAIM”), arising out of any theory of liability (including without limitation tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the rights granted under this Agreement; or resulting from the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the LICENSED TECHNOLOGY by LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees with respect to the LICENSED TECHNOLOGY or arising from this Agreement or from the relationship of the parties; provided, however, that the LICENSEE shall not be responsible to indemnify MOFFITT pursuant to this Section 13.1 to the extent any CLAIM arises out of MOFFITT’s gross negligence or willful misconduct.

13.2. LICENSEE shall purchase and maintain in effect and shall require its SUBLICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance sufficient to protect MOFFITT with respect to events described in Section 13.1. Such insurance shall:

(i) list “MOFFITT their trustees, directors, officers, employees and agents” as additional insureds under the policy;

(ii) provide that such policy is primary and not excess or contributory with regard to other insurance MOFFITT may have;

(iii) be endorsed to include product liability coverage in amounts no less than [***] Dollars ($[***]) per incident and [***] Dollars ($[***]) annual aggregate;

(iv) be endorsed to include contractual liability coverage for LICENSEE’s indemnification under Section 13.1; and

(v) by virtue of the minimum amount of insurance coverage required under Section 13.2(iii), not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under Section 13.1.

13.3 By signing this Agreement, LICENSEE certifies that the requirements of Section 13.2 will be met on or before the earlier of (a) the date of FIRST SALE of any LICENSED TECHNOLOGY or (b) the date any LICENSED TECHNOLOGY is tested or used on humans, and will continue to be met thereafter. Upon MOFFITT’s request, LICENSEE shall furnish a Certificate of Insurance and a copy of the current Insurance Policy to MOFFITT. Such policy shall require thirty (30) days’ written notice to MOFFITT prior to any cancellation of or material change to the policy.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(a) MOFFITT MAKES NO REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED TECHNOLOGIES, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, SALE OR OTHER DISPOSAL OF THE LICENSED TECHNOLOGY OR USE OF THE LICENSED INFORMATION DOES NOT OR WILL NOT INFRINGE ANY PATENT OR OTHER RIGHTS NOT VESTED IN MOFFITT.

(b) MOFFITT DISCLAIMS ALL WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED TECHNOLOGIES AND LICENSED INFORMATION, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES WHICH ARE INCONSISTENT WITH SUCH DISCLAIMER BY MOFFITT. IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR BOTH OF THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING. EXCEPT IN THE EVENT OF MOFFITT’S GROSS NEGLIGENCE, WILLFUL, WANTON OR INTENTIONAL MISCONDUCT OR STATUTORY VIOLATION, IN NO EVENT SHALL MOFFITT OR ITS AFFILIATES, OR BOTH OF THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR DAMAGES IN EXCESS OF AMOUNTS MOFFITT HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE. TO THE BEST OF MOFFITT’S KNOWLEDGE, MOFFITT HAS NOT RECEIVED ANY NOTICE TO THE EFFECT THAT ANY THIRD PARTY’S RIGHTS MAY BE INFRINGED BY THE COMMERCIALIZATION OR EXPLOITATION OF THE LICENSED TECHNOLOGIES OR THE LICENSED INFORMATION.

ARTICLE 14 NOTICES, PAYMENTS

14.1 Any payment, notice or other communication required by this Agreement (a) shall be in writing, (b) may be delivered personally, sent via electronic mail, or sent by reputable overnight courier with written verification of receipt or by registered or certified first class United States Mail, postage prepaid, return receipt requested, (c) shall be sent to the following addresses or to such other address as such party shall designate by written notice to the other party, and (d) shall be effective upon receipt:

FOR MOFFITT:	FOR LICENSEE:
Director	CEO
Office of Innovation & Industry Alliances	TUHURA
12902 Magnolia Drive, M2Gen - INNOV	2030 8th Ave, Suite 3903
Tampa, Florida 33612	Seattle, WA 98121

[***]	[***]

With Copies to:	With Copies to:
H. Lee Moffitt Cancer Center and Research Institute, Inc.	Karr Tuttle Campbell
Attention: Office of General Counsel	701 Fifth Ave., Suite 3300
12902 Magnolia Drive, SRB-OGC	Seattle, WA 98104
Tampa, Florida	Attn: Walt Maas

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ARTICLE 15 LAWS, FORUM AND REGULATIONS

15.1. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida without reference to conflict of laws principles or statutory rules of arbitration included therein.

15.2. LICENSEE shall comply, and shall cause its SUBLICENSEES to comply, with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, sale and use of the LICENSED TECHNOLOGY. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’s and its SUBLICENSEE’S activities under this Agreement.

ARTICLE 16 MISCELLANEOUS

16.1. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

16.2. This Agreement constitutes the entire agreement of the parties relating to the LICENSED TECHNOLOGIES and LICENSED INFORMATION, and all prior representations, agreements and understandings, written or oral, are merged into it and are superseded by this Agreement.

16.3. The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered void, invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire Agreement as to either party

16.4. Article headings are inserted for convenience of reference only and do not form a part of this Agreement.

16.5. No person not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement Nothing contained in this Agreement shall be deemed to constitute the parties partner with each other or any third-party

16.6. This Agreement may not be amended or modified except by written agreement executed by each of the parties. This Agreement shall not be assigned by LICENSEE without the prior written consent of MOFFITT except in the event of an acquisition of substantially all of LICENSEE’s assets or stock in an arm’s length transaction. Any attempted assignment in contravention of this Section 16.6 shall be null and void ab initio and shall constitute a material breach of this Agreement.

16.7. LICENSEE, or any SUBLICENSEE or permitted assignee, will not create, assume or permit to exist any lien, pledge, security interest or other encumbrance on this Agreement or any sublicense.

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16.8. The failure of any party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of either such provision or of the right of such party thereafter to enforce each and every provision of this Agreement.

16.9. LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Contract Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. MOFFITT neither represents that a license is or is not required or that, if required, it shall be issued.

16.10 The Parties agree that this Agreement may be executed and delivered by facsimile, electronic mail, internet, or any other suitable electronic means, and the Parties agree that signatures delivered by any of the aforementioned means shall be deemed to be original, valid, and binding upon the Parties.

16.11 In the event of a dispute, each party shall pay its own legal fees.

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IN WITNESS to their Agreement, the parties have caused this Agreement to be executed by their duly authorized representatives.

H. Lee Moffitt Cancer Center and Biopharma Inc. Research Institute, Inc.		TUHURA

By:	/s/ James J. Mulé	By:	/s/ James A. Bianco
Name:	Dr. James J. Mule	Name:	James A. Bianco
Title:	Associate Center Director,	Title:	CEO
Translational Research

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Appendix A

LICENSED TECHNOLOGIES

US Patent Application No. 63/002,292 titled “Delta Opioid Receptor Antagonists Reprogram Immunosuppressive Microenvironment to Boost Immunotherapy” filed March 30, 2020 (Moffitt ID No. 20MA012PR)

LICENSED TECHNOLOGY IMPROVEMENTS

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Appendix B

Development "PLAN" for the LICENSED TECHNOLOGY

Guidelines For Development Plan

- This form is offered as an aid for the Due Diligence section of the License Agreement. The Innovation Office will accept any document that adheres to the guidelines as written in the License Agreement.
- Please complete this form electronically and return via email to Innovation@Moffitt.org.
- Text box fields will expand and rows can be added and deleted as needed; you are not limited to the space provided.

Company Name and Address		**Primary Contact Name and Email**	
Agreement		**Effective Date**	
Date Submitted		**Company Fiscal Year End**	

Description of research and development for the LICENSED TECHNOLOGY
Description of preclinical and clinical testing for the LICENSED TECHNOLOGY
Type of governmental approval required for LICENSED TECHNOLOGY
Description of manufacturing process for LICENSED TECHNOLOGY
Description of marketing strategy for the LICENSED TECHNOLOGY
Expected sale or sublicense of the LICENSED TECHNOLOGY

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

FIRST AMENDMENT TO TUHURA MOFFITT EXCLUSIVE LICENSE AGREEMENT

This first amendment (the “First Amendment”) to the Exclusive License Agreement dated as of April 21, 2021 (the “Agreement”) is entered into as of August 24, 2022 (the “First Amendment Date”), by and among TUHURA Biopharma Inc. (“Licensee”), located at 545 Channelside Drive, A2403, Tampa, Florida 33602 and H. Lee Moffitt Cancer Center and Research Institute, Inc. (“Moffitt”), a Florida not-for-profit corporation organized pursuant to Section 1004.43, Florida Statutes, located at 12902 Magnolia Drive, Tampa, Florida 33612.

WHEREAS, the parties wish to expand the scope of the Agreement

WHEREAS, the parties seek to amend the Agreement as set forth in detail below.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein as covenants, and the mutual promises herein made and exchanged, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Moffitt agree as follows:

1. Terms. Capitalized terms in this First Amendment shall have the same meaning as those in the Agreement, unless specifically defined in the First Amendment. All section and paragraph references refer to sections or paragraphs, as applicable, in the Agreement

2. Interpretation. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. To the extent there are any inconsistencies or ambiguities between this First Amendment and the Agreement, the terms of this First Amendment shall supersede the Agreement

3. Amendment.

Section 4.1 of the Agreement shall be deleted in its entirety and replaced with the following:

LICENSEE shall pay to MOFFITT a non-refundable license issue fee of [***] dollars ($[***]) by March 1, 2023.

Section 4.2 of the Agreement shall be deleted in its entirety and replaced with the following:

During the TERM of this Agreement, LICENSEE agrees to pay to MOFFITT an annual license maintenance fee (“LMF”) according to the following schedule, commencing on the first anniversary of the EFFECTIVE DATE and every anniversary thereafter until LICENSEE starts to pay Minimum Royalty Payments under Section 5.2. The LMF payable in years in which milestone payments as described in Section 4.3 are paid shall be fully creditable against such milestone payments.

Years after EFFECTIVE DATE	LMF
[***]	$[***]
[***]	$[***]
[***] and beyond	$[***]

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Notwithstanding any provision herein to the contrary, LICENSEE shall pay MOFFITT [***] dollars ($[***]) by March 1, 2023, resulting from extending the payment deadlines for the LMF of [***] dollars ($[***]) that was due April 23, 2022.

Section 4.5 of the Agreement shall be deleted in its entirety.

Section 5.7 of the Agreement shall be deleted in its entirety and replaced with the following:

LICENSEE hereby grants to MOFFITT a [***] percent ([***]%) ownership interest of LICENSEE as of the EFFECTIVE DATE. Such grant shall be made pursuant to and in accordance with an Equity Agreement in a form to be mutually agreed upon by LICENSEE and MOFFITT (the “Equity Agreement”).

Section 5.8 of the Agreement shall be deleted in its entirety.

Section 6.5 of the Agreement shall be deleted in its entirety and replaced with the following:

LICENSEE agrees that MOFFITT shall be entitled to terminate this Agreement pursuant to Article 12.1(b) upon the occurrence of any of the following due diligence milestones:

(i) LICENSEE has failed to initiate a PHASE I CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] of the EFFECTIVE DATE; or

(ii) LICENSEE has failed to initiate a PHASE II CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] years of the EFFECTIVE DATE, or if a PHASE IB CLINICAL TRIAL were required then within [***] of First Amendment Date; or

(iii) LICENSEE has failed to initiate a PHASE III CLINICAL TRIAL for a LICENSED TECHNOLOGY [***] of the EFFECTIVE DATE; or

(iv) LICENSEE has failed to obtain FDA acceptance to file an NDA for a LICENSED TECHNOLOGY within [***] of the EFFECTIVE DATE using a single trial submission, or within [***] of the EFFECTIVE DATE using a required two trial submission.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Section 6.6 of the Agreement shall be deleted in its entirety and replaced with the following:

In the event LICENSEE has failed to achieve any of the due diligence milestone deadlines in Section 6.5 including failure to initiate a PHASE I CLINICAL TRIAL for a LICENSED TECHNOLOGY within [***] of the EFFECTIVE DATE, or failure to initiate a PHASE II CLINICAL TRIAL within [***] of the EFFECTIVE DATE (or failure to initiate a PHASE II CLINICAL TRIAL after a PHASE IB CLINICAL TRIAL within [***] of the EFFECTIVE DATE), or failure to initiate a PHASE III CLINICAL TRIAL within [***] of the EFFECTIVE DATE, or failure to obtain FDA acceptance to file an NDA for a LICENSED TECHNOLOGY within [***] of the EFFECTIVE DATE using a single trial submission, or failure to obtain FDA acceptance to file an NDA for a LICENSED TECHNOLOGY within [***] of the EFFECTIVE DATE using a required two trial submission, then LICENSEE shall have the opportunity to extend the PHASE I CLINICAL TRIAL deadline, the PHASE II CLINICAL TRIAL deadline, the PHASE III CLINICAL TRIAL deadline, or the FDA acceptance to file deadline as the case may be, for up to [***] periods by paying extension fees of (i) [***] dollars ($[***]) for the first extension period, (ii) [***] dollars ($[***]) for the second extension period, (iii) [***] dollars ($[***]) for the third extension period, (iv) [***] dollars ($[***]) for the fourth extension period, (v) [***] dollars ($[***]) for the fifth extension period, and (vi) [***] dollars ($[***]) for the sixth extension period.

Section 7.4 of the Agreement shall be added with the following:

MOFFITT is subject to requirements of Section 1010.25, Florida Statutes, and its implementing State University System of Florida Board of Governors Regulation 9.012, which require disclosure of aspects of gifts, grants, endowments and donations from foreign sources and disclosure of contracts with entities that are an agent, affiliate, or subsidiary of any legal entity, governmental or otherwise defined as a foreign country of concern. LICENSEE represents that it is not an agent, affiliate or subsidiary of a legal entity of these listed nations. If LICENSEE is not able to truthfully make this representation, LICENSEE must provide MOFFITT written notice contemporaneous with executing this Agreement describing LICENSEE’s relationship with any foreign country of concern. LICENSEE shall have a continuing obligation to provide timely notice to MOFFITT in the event LICENSEE becomes an agent, affiliate or subsidiary of a legal entity of these listed nations after execution of this Agreement. All notices to MOFFITT required by this paragraph shall be made as provided in the preamble of this Agreement For clarity, the parties agree that the foregoing shall not be construed to prohibit disclosure by MOFFITT of the identity of the parties or the terms of this Agreement to the State University System of Florida Board of Governors or other state agencies, or political subdivisions in order to comply with the disclosure requirements of the Statute and Regulation cited above and that any such disclosure shall not require notice to LICENSEE.

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Section 9.1 of the Agreement shall be deleted in its entirety and replaced with the following:

LICENSEE shall be responsible for all past and present costs of preparing, filing, prosecuting and maintaining of all patent applications and patents contained in the LICENSED TECHNOLOGIES in the FIELD. LICENSEE shall be responsible for all future costs of preparing, filing, prosecuting and maintaining of all patent applications and patents contained in the LICENSED TECHNOLOGIES in the FIELD. Any and all such patent applications and patents, shall remain the property of MOFFITT. For the avoidance of doubt, prosecution shall include re-examinations, reissues, interferences, inter-partes review, post-grant review, oppositions and the like. LICENSEE shall pay to MOFFITT past patent costs of approximately [***] dollars ($[***]) by March 1, 2023.

Section 15.3 of the Agreement shall be added with the following:

Both parties will comply with all U.S. export control laws and regulations, including but not limited to the International Traffic in Arms Regulations (ITAR), 22 CFR Parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR Parts 730 through 799, and all embargoes and/or other restrictions imposed by the U.S. Department of Treasury Office of Foreign Asset Controls (OFAC). In the event MOFFITT is to be the recipient of any export-controlled technical data, products, or software, such data, product, software or related technology shall not be provided without first providing MOFFITT with the export control designation and only if MOFFITT’s International Compliance Office consents in writing. Written notice to MOFFITT shall be made by email to InternationalCompliancemoffitt.org.

4. Condition Subsequent. Amendment is null and void if a successful stock and cash acquisition of Company has not occurred within six (6) months of the First Amendment Date.

5. Miscellaneous. The parties agree that this First Amendment may be executed and delivered by facsimile, electronic mail, internet, or any other suitable electronic means, and the parties agree that signatures delivered by any of the aforementioned means shall be deemed to be original, valid, and binding upon the parties.

This Amendment shall upon its execution and delivery by the parties constitute an amendment to the Agreement in the manner contemplated hereof as of the First Amendment Date and shall thereafter be deemed a part of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment effective as of the First Amendment Date.

H. Lee Moffitt Cancer Center and Research Institute, Inc.		TuHURA Biopharma, Inc.

By:	/s/ James Mulé	By:	/s/ James Bianco
	Dr. James J. Mulé		James Bianco
	Associate Center Director,		Chairman & CEO
Translational Science
8/24/2022